The St. Joe Company

First Amendment
Dated as of June 8, 2004

to

Note Purchase Agreements
Dated as of February 7, 2002

Re: $18,000,000 5.64% Senior Secured Notes, Series A, due February 7, 2005

$67,000,000 6.66% Senior Secured Notes, Series B, due February 7, 2007

$15,000,000 7.02% Senior Secured Notes, Series C, due February 7, 2009

$75,000,000 7.37% Senior Secured Notes, Series D, due February 7, 2012

First Amendment to Note Purchase Agreements

This First Amendment dated as of June 8, 2004 (the or this “First Amendment”) to the Note Purchase Agreements each dated as of February 7, 2002 is between The St. Joe Company, a Florida corporation (the “Company”), and each of the institutions which is a signatory to this First Amendment (collectively, the “Noteholders”).

Recitals:

A. The Company and each of the Noteholders, together with Provident Mutual Life Insurance Company and ProvidentMutual Life and Annuity Company of America, have heretofore entered into separate and several Note Purchase Agreements each dated as of February 7, 2002 (collectively, the “Note Agreements”). The Company has heretofore issued (a) $18,000,000 in aggregate principal amount of its 5.64% Senior Secured Notes, Series A, due February 7, 2005, (b) $67,000,000 in aggregate principal amount of its 6.66% Senior Secured Notes, Series B, due February 7, 2007, (c) $15,000,000 in aggregate principal amount of its 7.02% Senior Secured Notes, Series C, due February 7, 2009 and (d) $75,000,000 in aggregate principal amount of its 7.37% Senior Secured Notes, Series D, due February 7, 2012 (collectively, the “Notes”) pursuant to the Note Agreements. The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.

B. The Company and the Noteholders now desire to amend the Note Agreements in the respects, but only in the respects, hereinafter set forth.

C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreements, as amended hereby, unless herein defined or the context shall otherwise require.

D. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

Section 1. Amendments.

Section 1.1. Section 10.1 of the Note Agreements shall be and is hereby amended in its entirety to read as follows:

“Section 10.1. Consolidated Net Worth. The Company and its Subsidiaries will at all times keep and maintain Consolidated Net Worth at an amount not less than the sum of (a) $425,000,000 plus (b) an amount equal to one hundred percent (100%) of net proceeds from any issuance by the Company of shares of its Capital Stock or other equity interest occurring after the Closing. Without limiting the foregoing, the exercise by a present or former employee, officer or director of any stock option or equity based compensation issued pursuant to a stock incentive plan, stock option plan or other equity based compensation plan or arrangement shall in no event be deemed or construed to constitute the issuance of  shares of the Capital Stock of the Company.”

Section 1.2. Section 10.5(v) of the Note Agreements shall be and hereby is amended by deleting “.” at the end of such Section and replacing it with “; and” and by adding the following new Section 10.5(vi) of the Note Agreements immediately thereafter:

“(vi) Indebtedness evidenced by the 2004 Notes and the 2004 Subsidiary Guaranty.”

Section 1.3. Section 10.6(g) of the Note Agreements shall be and is hereby amended in its entirety to read as follows:

“(g) (i) Liens of the Company and its Subsidiaries existing as of the date of Closing and described on Schedule 10.6 hereto and (ii) the Lien of the Pledge Agreement;”

Section 1.4. Section 11(f) of the Note Agreements shall be and is hereby amended in its entirety to read as follows:

“(f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company is in default in the performance of or compliance with any term of the 2004 Notes, the 2004 Note Purchase Agreements or any Additional Note Purchase Agreement and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (1) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (2) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

Section 1.5. The definitions of “Bank Credit Agreement” and “Unsecured Indebtedness” shall be and is hereby amended in its entirety to read as follows:

“‘Bank Credit Agreement’ means that certain Second Amended and Restated Credit Agreement dated February 7, 2002 among the Company, the lenders named therein and Wachovia Bank, National Association as Administrative Agent, as amended by the First Amendment to Second Amended and Restated Credit Agreement dated as of May 7, 2003 and the Second Amendment to Second Amended and Restated Credit Agreement dated as of July 10, 2003, and as further amended, modified, refinanced or supplemented.

‘Unsecured Indebtedness’ means all Indebtedness of the Company or its Subsidiaries which is not secured by a Lien on any asset of the Company or any of its Subsidiaries other than Lien of the Pledge Agreement.”

Section 1.6. The following shall be added as new definitions in alphabetical order to Schedule B of the Note Agreements:

“‘Additional Note Purchase Agreement’ means a note purchase agreement substantially similar to this Agreement, in each case ranking pari passu with the Notes issued hereunder.

‘2004 Notes’ means notes of the Company issued pursuant to the 2004 Note Purchase Agreements in an aggregate principal amount of $100,000,000.

‘2004 Note Purchase Agreements’ means those certain note purchase agreements dated as of June 8, 2004 between the Company and the purchasers named in Schedule A thereto, respectively.

‘2004 Subsidiary Guaranty’ means that certain subsidiary guaranty agreement dated as of June 8, 2004 in favor of the holders of the 2004 Notes.”

Section 2. Representations and Warranties of the Company.

Section 2.1. To induce the Noteholders to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Company represents and warrants to the Noteholders that:

(a) this First Amendment has been duly authorized, executed and delivered by it and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the Note Agreements, as amended by this First Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c) the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Bank Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

(d) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and

(e) all the representations and warranties contained in Section 5 of the Note Agreements are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof, except the representations and warranties set forth in Section 5.3, in the final two sentences of Section 5.9 and in the first sentence of Section 5.15 which are true and correct as of the date of the issuance of the Notes.

Section 3. Conditions to Effectiveness of This First Amendment.

Section 3.1. This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a) executed counterparts of this First Amendment, duly executed by the Company and the holders of at least 51% of the outstanding principal of the Notes, shall have been delivered to the Noteholders; and

(b) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof.

Upon receipt of all of the foregoing, this First Amendment shall become effective.

Section 4.	Payment of Noteholders’ Counsel Fees and Expenses.

Section 4.1. The Company agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

Section 5. Miscellaneous.

Section 5.1. This First Amendment shall be construed in connection with and as part of each of the Note Agreements, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Agreements without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

Section 5.3. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 5.4. This First Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

[Remainder of Page Intentionally Blank]

The St. Joe Company

By /s/ Stephen W. Solomon

Its: Senior Vice President

Accepted and Agreed to:

Thrivent Financial for Lutherans (f/k/a Aid Association for Lutherans)

By	/s/ Glen J. Vanic

Name: Glen J. Vanic Title: Portfolio Manager

Allstate Life Insurance Company

By /s/ Jeffrey Cannon

Name: Jeffrey Cannon

By /s/ Jerry D. Zinkula

Name: Jerry D. Zinkula

Authorized Signatories

First Colony Life Insurance Company

By	/s/ Scott A. Sell

Name: Scott A. Sell Title: Investment Officer

General Electric Capital Assurance Company

By	/s/ Scott A. Sell

Name: Scott A. Sell Title: Investment Officer

GE Life and Annuity Assurance Company

By	/s/ Scott A. Sell

Name: Scott A. Sell Title: Investment Officer

Nationwide Life Insurance Company of America (f/k/a Provident Mutual Life Insurance Company)

By	/s/ Joseph P. Young

Name: Joseph P. Young Title: Authorized Signatory

Nationwide Life and Annuity Company of America (f/k/a ProvidentMutual Life and Annuity Company of America)

By	/s/ Joseph P. Young

Name: Joseph P. Young Title: Authorized Signatory

Nationwide Life and Annuity Insurance Company

By	/s/ Joseph P. Young

Name: Joseph P. Young Title: Authorized Signatory

Nationwide Life Insurance Company

By	/s/ Joseph P. Young

Name: Joseph P. Young Title: Authorized Signatory

Teachers Insurance and Annuity Association of America

By /s/ John Goodreds

Name: John Goodreds Director

TIAA-CREF Life Insurance Company

By: Teachers Insurance and Annuity Association of America, as Investment Manager

By /s/ John Goodreds

Name: John Goodreds Director

United of Omaha Life Insurance Company

By	/s/ Edwin H. Garrison, Jr.

Name: Edwin H. Garrison, Jr. Title: First Vice President

Each of the undersigned hereby confirms its continued guaranty of the obligations of the Company under the Note Agreements, as amended hereby, pursuant to the terms of the Subsidiary Guaranty Agreement dated as of February 7, 2002, on this 8th day of June, 2004.

1133 D.C., L.L.C.

1750 K, L.L.C.

280 Interstate North, L.L.C.

5660 NND, L.L.C.

Advantis Construction Company

Advantis Real Estate Services Company

Apalachicola Northern Railroad Company

Arvida Capital Contracting, Inc.

Arvida Central Florida Contracting, Inc.

Arvida Community Sales, Inc.

Arvida Housing L.P., Inc.

Arvida Mid-Atlantic Contracting, Inc.

Arvida Mid-Atlantic Homes, Inc.

Arvida Northeast Florida Contracting, Inc.

Arvida Resorts & Clubs, L.L.C.

Arvida West Florida Contracting, Inc.

Beacon Square, L.L.C.

C Ridge One, L.L.C.

Crooked Creek Real Estate Company

Crooked Creek Utility Company

Georgia Wind I, LLC

Georgia Wind II, LLC

Georgia Wind III, LLC

Goodman-Segar-Hogan-Hoffler, L.P.

By: Advantis Real Estate Services Company Its General Partner

McNeill Burbank Homes, LLC

Millenia Park One, L.L.C.

Monteith Holdings, LLC

Overlook I &II, LLC

PSJ Waterfront, LLC

Residential Community Title Company

Riverside Corporate Center, L.L.C.

Saussy Burbank, Inc.

SGW, Inc.

Southhall Center, L.L.C.

Southwood Real Estate, Inc.

St. James Island Utility Company

St. Joe Capital I, Inc.

St. Joe Commercial Development, Inc.

St. Joe Commercial, Inc.

St. Joe Deerwood Park, L.L.C.

St. Joe Development, Inc.

St. Joe Finance Company

St. Joe Land Company

St. Joe Residential Acquisitions, Inc.

St. Joe Terminal Company

St. Joe Timberland Company Of Delaware, L.L.C.

St. Joe Utilities Company

St. Joe/Alhambra Development Company

St. Joe/Alhambra Management Company

St. Joe/Arvida Company, Inc.

St. Joe/Central Florida Development, Inc.

St. Joe/Central Florida Management, Inc.

St. Joe/CNL Plaza, Inc.

St. Joe-Arvida Home Building, L.P.

By: Arvida West Florida Contracting, Inc. Its General Partner

St. Joe-Southwood Properties, Inc.

Sunshine State Cypress, Inc.

Talisman Sugar Corporation

The Port St. Joe Marina, Inc.

Watercolor Realty, Inc.

Watersound Realty, Inc.

By: /s/ Stephen W. Solomon

Stephen W. Solomon, its President, Executive Vice President, Senior Vice President, Vice President or Manager as the case may be.